As filed with the Securities and Exchange Commission on May 11, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

MECHANICAL TECHNOLOGY INCORPORATED
(Exact name of registrant as specified in its charter)
New York (State or other jurisdiction of incorporation or organization)

431 New Karner Road

Albany, New York 12205

(518) 533-2200

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

_________________

Steven N. Fischer

Chief Executive Officer

Mechanical Technology Incorporated

431 New Karner Road

Albany, New York 12205

(518) 533-2200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

_________________

Copies to:

14-1462255 (I.R.S. Employer Identification No.)
Cynthia A. Scheuer Vice President, Chief Financial Officer and Secretary Mechanical Technology Incorporated 431 New Karner Road Albany, New York 12205 (518) 533-2200	Knute J. Salhus, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 399 Park Avenue New York, New York 10022 (212) 230-8800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

_________________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, $.01 par value per share	(4)	(4)
Debt securities	(4)	(4)
Warrants	(4)	(4)
Units	(4)	(4)
Total	$40,000,000	$4,280.00

(1) There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $40,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $40,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.

(2) The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933.

(3) Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

(4) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act of 1933.

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The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 11, 2006

PROSPECTUS

$40,000,000

Mechanical Technology Incorporated

Common Stock

Debt Securities

Warrants

Units

We may offer any combination of the securities described in this prospectus from time to time in the amounts, at prices and on terms to be determined at or prior to the time of the offering. We will provide you with specific terms of the applicable offered securities in one or more supplements to this prospectus.

You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Investing in our securities involves a high degree of risk, which are described in the section entitled "Risk Factors" in our most recent annual report on Form 10-K, our most recent quarterly report on Form 10-Q and in other documents we subsequently file with the Securities and Exchange Commission.

Our common stock is quoted and traded on the Nasdaq National Market under the symbol "MKTY". The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq National Market or any securities market or exchange of the securities covered by the prospectus supplement.

The securities may be offered directly to investors, to or through underwriters or dealers or through agents. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, and any applicable over-allotment options, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

____________________________________________________________________________________

The date of this prospectus is ________, 2006.

Table of Contents

Page

About this Prospectus *

The Company *

Risk Factors *

Forward-Looking Statements *

Ratio of Earnings to Fixed Charges *

Use of Proceeds *

The Securities We May Offer *

Common Stock *

Debt Securities *

Warrants *

Units *

Legal Ownership of Securities *

Plan of Distribution *

Legal Matters *

Experts *

Where You Can Find More Information *

Incorporation of Information Filed With the SEC *

You should rely only on the information incorporated by reference or contained in this prospectus and any prospectus supplement. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus or any prospectus supplement. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and any prospectus supplement is correct only as of the date of this prospectus or such prospectus supplement relating to the offering, respectively, regardless of the time of the delivery of this prospectus or any prospectus supplement or any sale of these securities.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a "shelf" registration process. Under the shelf process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $40,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell the securities offered, we will provide a prospectus supplement that will contain more specific information about the securities offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read carefully both this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." This prospectus may not be used to offer to sell, to solicit an offer to buy, or to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

The Company

Mechanical Technology Incorporated, a New York corporation, was incorporated in 1961. We operate in two segments, the New Energy segment which is conducted through MTI MicroFuel Cells Inc., or MTI Micro, a majority-owned subsidiary, and the Test and Measurement Instrumentation segment, which is conducted through MTI Instruments, Inc., or MTI Instruments, a wholly-owned subsidiary.

At our MTI Micro subsidiary, we are primarily focused on the development and commercialization of advanced cord-free rechargeable power pack technology for portable electronics. MTI Micro has developed a patented, proprietary direct methanol fuel cell, or DMFC, technology called Mobion®, which generates electrical power using up to 100% methanol as fuel. MTI Micro's Mobion® technology is intended to replace current Lithium-Ion and similar rechargeable battery systems currently used by original equipment manufacturers in many hand held electronic devices such as personal digital assistants, smartphones and other accessories. We formed MTI Micro as a subsidiary on March 26, 2001 and currently own approximately 91% of the outstanding common stock of MTI Micro. The remaining 9% is owned by strategic partners, other investors, and MTI Micro employees and board members. In addition, directors and employees of MTI Micro also hold options to purchase shares of MTI Micro common stock representing approximately .36% of MTI Micro's outstanding common stock on a fully diluted basis as of March 31, 2006. Such options are vested or will vest within the next four years.

At our MTI Instruments subsidiary, we design, manufacture, and sell high-performance test and measurement instruments and systems. MTI Instruments was incorporated as a subsidiary on March 8, 2000 and has three product groups: general dimensional gaging, semiconductor and aviation. These products consist of electronic, computerized gaging instruments for position, displacement and vibration applications for the design, manufacturing and test markets; semiconductor products for wafer characterization of semi-insulating and semi-conducting wafers for the semiconductor market; and engine balancing and vibration analysis systems for both military and commercial aircraft.

We also co-founded and retain a minority interest in Plug Power Inc. (Nasdaq: PLUG), a developer of clean, reliable, on-site energy products.

Our headquarters are located at 431 New Karner Road, Albany, New York 12205, and our telephone number is (518) 533-2200. Our website is www.mechtech.com. Information on this website is not incorporated by reference into, and does not constitute any part of, this prospectus. Whenever we refer to "MTI," "we," "our," "us" or "the company" in this prospectus, we mean Mechanical Technology Incorporated and its subsidiaries, unless the context indicates otherwise.

Risk Factors

Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the sections entitled "Risk Factors" contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, which have been filed with the SEC and are incorporated herein by reference, as well as other information in this prospectus and any accompanying prospectus supplement before purchasing any of our securities. Each of the risks described in these sections could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Forward-Looking Statements

This prospectus, any prospectus supplement and the documents we have filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus and any prospectus supplement contain forward-looking statements that involve risks and uncertainties. Any statements contained, or incorporated by reference, in this prospectus or any prospectus supplement that are not statements of historical fact may be forward-looking statements. When we use the words "anticipates," "plans," "expects," "believes," "should," "could," "may," "will" and similar expressions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. These factors include, among others:

  our need to raise additional financing;
  risks related to developing Mobion® direct methanol micro fuel cells and whether we will ever successfully develop commercially viable Mobion® fuel cell systems;
  the potential for early termination of our agreement with Gillette and its Duracell division;
  our inability, or Gillette's inability, to develop Mobion® fuel cell systems or fuel refills on our planned schedule;
  market acceptance of Mobion® fuel cell systems;
  risks related to our first field test ready military application Mobion® fuel cell product including technical challenges, customer acceptance, safety or other reasons;
  our dependence on original equipment manufacturers integrating DMFCs into their devices;
  the need for current regulations to change to permit methanol to be carried onto airplanes for Mobion® fuel cell systems to achieve mass market commercialization;
  any decision by Fletcher International, Ltd. ("Fletcher") whether to exercise its additional investment rights and the price at which Fletcher purchases shares;
  risks related to the flammable nature of methanol as a fuel source;
  our history of losses;
  intense competition in the DMFC and instrumentation businesses;
  risks related to protection and infringement of intellectual property;
  the historical volatility of our stock price;
  general market conditions; and
  other factors referred to in the "Risk Factors" sections of our most recent annual report on Form 10-K and quarterly report on Form 10-Q referenced above.

Except as may be required by applicable law, we do not undertake or intend to update or revise our forward-looking statements, and we assume no obligation to update any forward-looking statements contained in, or incorporated by reference into, this prospectus or any prospectus supplement as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Ratio of Earnings to Fixed Charges

The ratio of earnings to fixed charges for each of the periods indicated is set forth below. For purposes of computing these ratios, earnings represent income from continuing operations before minority interest. Fixed charges represent interest expenses, plus estimated interest within rental expense.
	3 Mos. Ended	Year Ended	Year Ended	Year Ended	Year Ended	3 Mos. Ended	Year Ended
	Mar. 31	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Sept. 30,
	2006	2005	2004	2003	2002	2001	2001

Ratio of Earnings
to Fixed Charges	-	-	-	-	-	-	11

For the purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income (loss) from continuing operations before minority interests plus fixed charges. Fixed charges consist of interest expense and an estimated portion of rentals representing interest costs. For the three months ended March 31, 2006, the years ended December 31, 2005, 2004, 2003, and 2002 and the three months ended December 31, 2001, our earnings were insufficient to cover our fixed charges by approximately $3.264, $14.949, $9.121, $1.731, $1.569 and $17.161 million, respectively.

For the periods indicated above and as of the date of this prospectus, we have had no preference equity securities outstanding. Accordingly, a ratio of earnings to fixed charges is being presented in lieu of a ratio of earnings to combined fixed charges and preferred stock dividends.

Use of Proceeds

Unless we indicate otherwise in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered by this prospectus to fund:

  research and development;
  product commercialization;
  development of manufacturing processes; and
  potential acquisitions of technology companies or technology in complementary fields.

We also plan to use the proceeds for working capital and general corporate purposes. We may set forth additional information on the use of net proceeds from the sale of our securities in a prospectus supplement relating to the specific offering. Pending our use of the net proceeds from this offering as described above, we intend to invest the net proceeds in money market funds registered under the Investment Company Act of 1940, certificates of deposit and commercial paper rated A-1/P-1.

The prospectus supplement may not identify precisely the amounts we plan to spend on each of the uses of proceeds listed above, nor have we determined the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including:

  the results of our research and development and product testing;
  manufacturing, marketing and other costs associated with commercialization of our products;
  potential acquisitions; and
  the cost of filing, prosecuting, defending and enforcing patent claims.

The Securities We May Offer

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. We may sell from time to time, in one or more offerings:

  common stock;
  various series of debt securities;
  warrants to purchase common stock; and
  units consisting of all or some of the securities listed above, in any combination.

In this prospectus, we refer to our common stock, debt securities, warrants and units collectively as "securities." The total dollar amount of all securities that we may issue will not exceed $40,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Description of Common Stock

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our certificate of incorporation and by-laws, which are incorporated by reference into the registration statement which includes this prospectus. New York corporate law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any security we offer under that prospectus supplement may differ from the terms we describe below. Under our certificate of incorporation we are authorized to issue 75,000,000 shares of common stock, $.01 par value per share. As of May 9, 2006, we had 31,424,313 shares of common stock outstanding held by approximately 550 stockholders of record and we believe approximately 15,000 beneficial owners who hold stock at brokers under a "nominee" name.

Our common stock is listed on the Nasdaq National Market under the symbol "MKTY." Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. All outstanding shares of common stock are fully paid and non-assessable and all shares of common stock offered and sold pursuant to this prospectus and any prospectus supplement, upon delivery, will be fully paid and non-assessable.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.

General

We may enter into indenture agreements with respect to any debt securities we may offer. We would enter into separate indentures, with different trustees, for any and all senior debt securities and subordinated debt securities. We use the term "indentures" to refer to the senior indenture and the subordinated indenture, and we use the term "trustees" to refer to the several trustees under the indentures. The material terms of the indenture governing a series of debt securities will be described in the applicable prospectus supplement. The indentures will be qualified under the Trust Indenture Act of 1939.

We conduct some of our operations through subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to the assets of any subsidiary of ours upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Our subsidiaries' creditors include trade creditors, debt holders, secured creditors and taxing authorities.

Additional Information

We will describe in the applicable prospectus supplement the following terms relating to a series of debt securities:

  the title;
  any limit on the amount that may be issued;
  whether or not we will issue the series of debt securities in global form, and, if so, the terms and the name of the depository;
  the maturity date;
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
  whether or not the debt securities will be secured or unsecured, and the terms of any securities;
  the terms of the subordination of any series of debt securities;
  the terms on which any series of debt securities may be convertible into or exchangeable for common stock or other securities of ours, including (a) provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and (b) provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment;
  the place where payments will be payable;
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;
  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;
  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
  whether we will be restricted from incurring any additional indebtedness;
  a discussion of any material United States federal income tax considerations applicable to the debt securities;
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Additional Information

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  the offering price and aggregate number of warrants offered;
  the currency for which the warrants may be purchased;
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;
  the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
  the terms of any rights to redeem or call the warrants;
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
  the dates on which the right to exercise the warrants will commence and expire;
  the manner in which the warrant agreement and warrants may be modified;
  a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;
  the terms of the securities issuable upon exercise of the warrants; and
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Description of Units

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
  any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

Legal Ownership of Securities

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or if we issue the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  how it handles securities payments and notices;
  whether it imposes fees or charges;
  how it would handle a request for the holders' consent, if ever required;
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York , New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "Special Situations When a Global Security will be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Legal Ownership of Securities";
  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;
  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
  if we notify any applicable trustee that we wish to terminate that global security; or
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Plan of Distribution

We may sell the securities being offered by this prospectus in one or more of the following ways from time to time:

  through agents;
  to or through underwriters;
  through dealers; and
  directly to purchasers.

We may sell the securities being offered by this prospectus at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. Each time we sell the securities being offered by this prospectus in a particular offering, we will provide a prospectus supplement, which prospectus supplement will describe the terms of the offering of the securities, including:

  the name or names of any underwriters or agents;
  the purchase price of our securities being offered and the proceeds we will receive from the sale;
  any over-allotment options under which underwriters may purchase additional securities from us;
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;
  any public offering price; and
  any discounts or concessions allowed or re-allowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale, either on a firm-commitment or best efforts basis. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time, who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell the securities on a continuing basis. We will name any agent involved in the offering and sale of the securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act of 1933, or the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and describe their compensation. We may provide agents, underwriters and dealers with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters and dealers may engage in transactions with, or perform services for, us in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. Rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for or purchase shares before the distribution of the shares is completed. However, underwriters may engage in the following activities in accordance with the rules:

  Stabilizing transactions - Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.
  Over-allotments and syndicate covering transactions - Underwriters may sell more of our securities than they have committed to purchase in any underwritten offering. This over-allotment creates a short position for the underwriters. This short sales position may involve either "covered" short sales or "naked" short sales. Covered short sales are short sales made in an amount not greater than the underwriters' over-allotment option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over -allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.
  Penalty bids - If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.
  Passive market making - Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchases of shares, subject to certain limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, an underwriter's purchases to cover the syndicate short sales or to stabilize the market price of the securities may have the effect of raising or maintaining the market price of the securities or preventing or mitigating a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Legal Matters

The validity of the securities being offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York.

Experts

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and in accordance with its requirements file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected, and copies of these materials may be obtained upon payment of the prescribed fees, at the SEC's Public Reference Room, 100F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the Public Reference Room. In addition, we are required to file electronic versions of these materials with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus and any prospectus supplement. This prospectus and any prospectus supplement are part of that registration statement, but do not contain all of the information set forth in the Registration Statement and the exhibits and the schedules to the Registration Statement. For further information with respect to us and our securities, you should read the Registration Statement, including its exhibits and schedules. Statements contained in this prospectus and any prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the corresponding exhibit. Copies of the Registration Statement and its exhibits are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the SEC's Public Reference Room, at the address listed above, or via the EDGAR database.

Incorporation of Information Filed With the SEC

The SEC allows us to incorporate by reference information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement, except for any information superseded by information contained directly in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

Our Current Reports on Form 8-K, filed with the SEC on January 3, 2006, February 9, 2006, March 8, 2006, March 16, 2006, April 27, 2006, May 4, 2006, and May 9, 2006 (in each case, other than information that is furnished but deemed not to have been filed);

Our Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2006;

Our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 14, 2006; and

Our Form 10, dated on or about February 20, 1973, with respect to our common stock.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and any prospectus supplement and prior to the completion of this offering of our securities will be deemed to be incorporated by reference into this prospectus and any prospectus supplement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus and any prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus and any prospectus supplement, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement, modifies or supersedes the earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any prospectus supplement.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and any prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus and any prospectus supplement by requesting them in writing or by telephone from us at our executive offices at 431 New Karner Road, Albany, New York 12205, telephone number (518) 533-2200, Attention: Cynthia A. Scheuer.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Except for the SEC registration fee, all expenses are estimated. All such expenses will be paid by the registrant.

Registration Fee -- Securities and Exchange Commission	$ 4,280.00
Nasdaq Listing Fee	45,000.00
Accountants' fees and expenses	30,000.00
Legal fees and expenses	40,000.00
Printing and engraving expenses	2,000.00
Miscellaneous	1,000.00

Total	$ 122,280.00

Item 15. Indemnification of Directors And Officers.

Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him/her in connection with the defense of a civil or criminal proceeding to which he/she has been made, or threatened to be made, a party by reason of the fact that he/she was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose he/she reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 721-725 of the New York Business Corporation Law.

Under provisions of Mechanical Technology Incorporated's Amended and Restated Certificate of Incorporation, Mechanical Technology Incorporated ("MTI") shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, proceeding or suit (including one by or in the right of MTI to procure a judgment in its favor), whether civil or criminal, by reason of the fact that he, his testator or interstate is or was a director or officer of MTI, or is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of MTI, against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually incurred as a result of or in connection with any such action, proceeding or suit, or any appeal therefrom, if such director or officer acted in good faith for a purpose which he reasonably believed to be in or not opposed to the best interests of MTI, and, in criminal actions or proceedings, in which he had no reasonable cause to believe that his conduct was unlawful; provided, however, that no indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled.

The directors and officers of MTI are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act that might be incurred by them in such capacities.

Item 16. Exhibits
Exhibit Number		Description of Exhibit

1.1	*	Form of underwriting agreement.
4.1	**	Form of Specimen Common Stock Certificate.
4.2		Form of senior indenture.
4.3		Form of subordinated indenture.
4.4	*	Form of senior note.
4.5	*	Form of subordinated note.
4.6	*	Form of Common Stock Warrant Agreement and Warrant Certificate.
4.7	*	Form of Unit Agreement and Unit Certificate.
5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
12.1		Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of PricewaterhouseCoopers LLP (regarding the registrant).
23.2		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in exhibit 5.1).
24.1		Power of Attorney (included on the signature pages to this Registration Statement).
25.1	*	Statement of Eligibility of Trustee under the Senior Debt Indenture
25.2	*	Statement of Eligibility of Trustee under the Subordinated Debt Indenture

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

** Incorporated by reference to Form 10 dated on or about February 20, 1973.

Item 17. Undertakings

The undersigned registrant does hereby undertake:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which has been registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on May 11, 2006.

MECHANICAL TECHNOLOGY INCORPORATED

s/Steven N. Fischer

Steven N. Fischer

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose names appear below constitute and appoint Steven N. Fischer and Cynthia A. Scheuer, and each of them, his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and such other agencies, offices and persons as may be required by applicable law, granting unto said attorney in fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
s/Steven N. Fischer Steven N. Fischer	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 11, 2006

s/Cynthia A. Scheuer Cynthia A. Scheuer	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 11, 2006

s/Dale W. Church Dale W. Church	Director	May 11, 2006

s/Peng K. Lim Peng K. Lim	Director	May 11, 2006

s/Thomas J. Marusak Thomas J. Marusak	Director	May 11, 2006

s/E. Dennis O'Connor E. Dennis O'Connor	Director	May 11, 2006

s/William P. Phelan William P. Phelan	Director	May 11, 2006

s/Dr. Walter L. Robb Dr. Walter L. Robb	Director	May 11, 2006

INDEX TO EXHIBITS
Exhibit Number	Description of Exhibit

1.1*	Form of underwriting agreement.
4.1**	Form of Specimen Common Stock Certificate.
4.2	Form of senior indenture.
4.3	Form of subordinated indenture.
4.4*	Form of senior note.
4.5*	Form of subordinated note.
4.6*	Form of Common Stock Warrant Agreement and Warrant Certificate.
4.7*	Form of Unit Agreement and Unit Certificate.
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP (regarding the registrant).
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in exhibit 5.1).
24.1	Power of Attorney (included on the signature pages to this Registration Statement).
25.1*	Statement of Eligibility of Trustee under the Senior Debt Indenture
25.2*	Statement of Eligibility of Trustee under the Subordinated Debt Indenture

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

** Incorporated by reference to Form 10 dated on or about February 20, 1973.

___________________